Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Ronald S. McIntyre, Chairman, President, Chief Executive and Chief Financial Officer of Hyperview Ltd.  (the “Company”), certify, that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ending December 31, 2009 of the Company (the “Report”):

1.      The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 21, 2010

/s/ Ronald S. McIntyre
Name:	Ronald S. McIntyre
Title:	Chairman, President
Chief Executive and
Chief Financial Officer
(Principal Executive and Financial Officer)